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                                                                 EXHIBIT 9(a)(5)

                            PARTICIPATION AGREEMENT



     THIS AGREEMENT, made and entered into this 27th day of September, 1995 by and between WANGER ADVISORS TRUST, an unincorporated business trust formed under the laws of Massachusetts (the "Trust"), and SAFECO LIFE INSURANCE COMPANY, a Washington life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

     WHEREAS, the Trust is a series-type mutual fund offering shares of beneficial interest (the "Trust shares") consisting of one or more separate series ("Series") of shares ("Series shares"), each such series representing an interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for (i) separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies, and (ii) certain pension and retirement plans receiving favorable tax treatment under the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Company desires that the Trust serve as an investment vehicle for certain separate accounts of the Company;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Company agree as follows:

ARTICLE I.     Additional Definitions

     1.1. "Account" -- each separate account of the Company described more specifically in Schedule 1 to this Agreement.

     1.2. "Business Day" -- each day that the Trust is open for business as provided in the Trust Prospectus.

     1.3.  "Code" -- the Internal Revenue Code of 1986, as amended.

     1.4. "Contracts" -- the class or classes of variable annuity contracts or variable life insurance contracts issued by the Company and described more specifically on Schedule 2 to this Agreement.

     1.5. "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

     1.6.  "Investment Adviser" -- the investment manager of the Trust.
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     1.7.  "Participating Account" -- a separate account investing all or a portion of its assets in the Trust, including the Account.

     1.8. "Participating Insurance Company" -- any insurance company investing in the Trust on its behalf or on behalf of a Participating Account, including the Company.

     1.9. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Trust, including the Contracts.

     1.10. "Product Owners" -- owners of Products.

     1.11. "Prospectus" -- with respect to a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act ("Contracts Prospectus"). With respect to Trust shares, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act with respect to a series of the Trust listed on Schedule 3 to this Agreement ("Trust Prospectus"). With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last filed prior to the taking of such action. For purposes of
Article VIII, the term "Prospectus" shall include any statement of additional information incorporated therein.

     1.12. "Qualified Entity" -- A person or plan, including a pension or retirement plan receiving favorable tax treatment under the Code, that qualifies to purchase shares of the Trust under Section 817(h) of the Code. A natural person having an indirect interest in the Trust by virtue of such natural person's participation in a Qualified Entity is a "Qualified Participant."

     1.13. "Registration Statement" -- with respect to the Trust Shares ("Trust Registration Statement") or a class of Contracts ("Contracts Registration Statement"), the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust Registration Statement was filed on Form N-1A (File No. 33-83548).

     1.14. "1940 Act Registration Statement" -- with respect to the Trust or the Account, the registration statement filed with the SEC to register such entity as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account 1940 Act Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust 1940 Act Registration Statement was filed on Form N-1A (File No. 811-8748).

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     1.15. "Statement of Additional Information" -- with respect to the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

     1.16. "SEC" -- the Securities and Exchange Commission.

     1.17. "1933 Act" -- the Securities Act of 1933, as amended.

     1.18. "1940 Act" -- the Investment Company Act of 1940, as amended.

ARTICLE II.    Sale of Trust Shares

     2.1. The Trust shall make shares of those Series listed on Schedule 3 to this Agreement available for purchase by the Company on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, (i) Trust Series in existence now or that may be established in the future and not listed on Schedule 3 will be made available to the Company only as the Trust and the Company may agree pursuant to Article XI hereof, and (ii) the Board of Trustees of the Trust (the "Trust Board") may suspend or terminate the offering of Trust shares of any Series in any jurisdiction, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trust Board acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary or in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners and Qualified Participants).

     2.2. The Trust shall redeem, at the Company's request, any full or fractional shares of the Trust held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section
2.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Section 2.7 of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Series to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or as described in the Trust Prospectus.

     2.3.

          (a) The Trust hereby appoints the Company as its designee for the limited purpose of receiving purchase and redemption requests from the Account based on allocations of net amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Purchase and redemption requests shall be processed by the Trust at the net asset value per share next calculated after the Trust receives and accepts such request. The Trust shall calculate its net asset value per share at the Trust's close of business on each Business Day (as defined from time to time in the Trust

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     Prospectus, and which as of the date of execution of this Agreement is the time of the close of regular session trading on the New York Stock Exchange, which is generally 4:00 p.m. Eastern Time). Receipt of any such request on any Business Day by the Company as designee of the Trust prior to the Trust's close of business shall constitute receipt by the Trust on that same Business Day, provided that the Trust receives notice of such request by 10:30 a.m. Eastern Time on the next following Business Day.


          (b) The Company shall pay for shares of each Series on the same day that it notifies the Trust of a purchase request for such shares. Payment for Series shares shall be made in Federal funds transmitted to the Trust by wire to be received by the Trust by 1:00 p.m. Eastern Time on the day the Trust is notified of the purchase request for Series shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series effected pursuant to redemption requests tendered by the Company on behalf of the Account). If payment in Federal funds for any purchase is not received, or is received by the Trust after 3:00 p.m. Eastern Time on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of non-payment or late payment.

          (c) Payment for Series shares redeemed by the Account or the Company shall be made in Federal funds transmitted by wire to the Company or any other designated person by 3:00 p.m. Eastern Time on the next Business Day after the Trust is properly notified of the redemption order of Series shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series in accordance with Section 2.3(b) of this Agreement), except that (i) if payment of the redemption proceeds would require the Trust to dispose of portfolio securities or otherwise incur additional costs, proceeds shall be wired to the Company within seven days and the Trust shall notify the Company of such delay by 3 p.m. Eastern Time on such Business Day; and (ii) the Trust reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act; and (iii) the Trust reserves the right to effect payment of redemptions in kind, but only to the extent described in the Trust Prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

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     2.4.  The Trust shall use reasonable efforts to make the net asset value per share for each Series available to the Company by 6:00 p.m. Eastern Time each Business Day and shall use its best efforts to make the net asset value available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the Trust Prospectus. Neither the Trust, any Series, the Investment Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Company to the Trust or the Investment Adviser.

     2.5. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series shares. The Trust shall notify the Company promptly of the number of Series shares so issued as payment of such dividends and distributions. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends in cash.

     2.6. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

     2.7.

          (a) The Company shall invest amounts available for investment under the Contracts in the Series of the Trust specified in Schedule 3 in accordance with allocation instructions received from Contract Owners, it being understood that no changes shall be made to Schedule 3 without the prior written consent of the Trust and the Investment Adviser. The Company may withdraw the Account's investment in the Trust or a Series of the Trust only: (i) as necessary to facilitate Contract Owner requests; (ii) upon a determination by a majority of the Trust Board, or a majority of disinterested Trust Board members, that an irreconcilable material conflict exists among the interests of (x) some or all Product Owners or (y) the interests of some or all of the Participating Insurance Companies and/or Qualified Entities investing in the Trust; or (iii) in the event that the shares of another investment company are substituted for series shares in accordance with the terms of the Contracts upon the (x) requisite vote of the Contract Owners having an interest in the affected Series and the written consent of the Trust (unless otherwise required by applicable law);
     (y) upon issuance of an SEC exemptive order pursuant to Section 26(b) of the 1940 Act permitting such substitution; or (z) as may otherwise be permitted under applicable law.

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          (b) The Company shall not, without the prior written consent of the
     Trust (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

          (c) The Trust shall not, without the prior written consent of the Company (unless otherwise required by applicable law), take any action to operate the Trust as a unit investment trust under the 1940 Act.

          (d) The Company shall not, without the prior written consent of the Trust (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust or change the Trust's investment adviser.

          (e) The Company and the Trust acknowledge that the arrangement contemplated by this Agreement is not exclusive; Trust shares may be sold to other insurance companies; and the cash value of the Contracts may be invested in other investment companies, provided, however, that (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Trust; or (b) the Company gives the Trust 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Trust prior to the execution of this Agreement; or (d) the Trust consents to the use of such other investment company, such consent not to be unreasonably withheld.

     2.8. The Trust shall sell Trust shares only to Participating Insurance Companies and their separate accounts and to Qualified Entities. The Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VII of this Agreement is in effect to govern such sales.

     2.9 The Trust shall provide to the Company within 5 business days after the end of each month a monthly statement of account reflecting all transactions by the Company during that month.

ARTICLE III.   Representations and Warranties

     3.1. The Company represents and warrants that: (i) the Company is an insurance company duly organized and in good standing under applicable law; (ii) the Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Account 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Account is duly registered as a unit investment trust thereunder; (iv) the Contracts Registration Statement has been declared effective by the SEC; (v)

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the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; and (vi) the Contracts currently are and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code.

     3.2. The Trust represents and warrants that: (i) the Trust is an unincorporated business trust duly formed under Massachusetts law; (ii) the Trust 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) the Trust Registration Statement has been declared effective by the SEC; (iv) Trust shares sold pursuant to this Agreement have been duly authorized for issuance in accordance with applicable law; (v) the Trust believes that it (x) currently qualifies as a "regulated investment company" under Subchapter M of the Code and (y) currently complies with Section 817(h) of the Code and regulations thereunder; and (vi) the Trust's investment policies are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement. The Trust, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

     3.3. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE IV.         Filings, Information and Expenses

     4.1. The Trust shall amend the Trust Registration Statement and the Trust 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Trust shares and to maintain the Trust's registration under the 1940 Act for so long as Trust shares are sold.

     4.2. The Company shall amend the Contracts Registration Statement and the Account 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall maintain a current effective Contracts Registration Statement and the Account's registration under the 1940 Act for so long as the Contracts are outstanding, unless (a) a no-action letter from the SEC has been obtained by the Company to the effect that such registration statement need no longer be maintained; or (b) the Company has supplied the Trust with an opinion of counsel to the effect that maintaining such registration statement is no longer required; or (c) the Company has notified the Trust in writing that, with respect to such registration statement, the Company

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meets the terms and conditions of, and is relying on, Great West Life & Annuity
Insurance Company (pub. avail. Oct. 23, 1990), and any subsequent no-action letter released by the staff of the SEC addressing the same subject matter. The Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

     4.3 The Trust shall provide the Company with as many copies of the Trust Prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the Trust Prospectus as set in type at the Trust's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Trust Prospectus is more frequently amended) to have the Contracts Prospectus and Trust Prospectus printed together in one document.

     4.4 The Company shall deliver Contracts, Contracts and Trust Prospectuses, Contracts and Trust Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, as required by applicable federal securities laws.

     4.5.  The Company shall:

          (a) inform the Trust of any state in which the Trust is required under such state's securities laws to register the offering of its shares pursuant to this participation agreement; and

          (b) inform the Trust of any investment restrictions imposed by state insurance law that may become applicable to the Trust from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 4 to this Agreement.

     4.6. Upon receipt of information from the Company pursuant to Section 4.5(b), the Trust shall determine whether it is in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners and Qualified Participants) to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders, the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions.

     4.7. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by the such party to the extent permitted by law.

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          (a) Expenses assumed by the Trust include, but are not limited to, the costs of: registration and qualification of the Trust shares under the federal securities laws; preparation and filing with the SEC of the Trust Prospectus, Trust Registration Statement, Trust proxy materials and shareholder reports; the printing and mailing of all proxy statements and periodic reports; the preparation of Trust Prospectuses and Statements of Additional Information required to be provided by the Trust to its then-current shareholders; preparation of all statements and notices required by any Federal or state securities law; all taxes on the issuance or transfer of Trust shares; and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall pay no fee or other compensation to the Company under this Agreement, and shall not be charged for the costs of printing and mailing to prospective Contract Owners copies of the Trust Prospectus, Trust Statement of Additional Information, notices, proxy statements, periodic reports, or other printed materials.

          (b) Expenses assumed by the Company include, but are not limited to, the costs of: registration and qualification of the Contracts under the federal securities laws; preparation and filing with the SEC of the Contracts Prospectus, Contracts Registration Statement, and Contract Owner reports; and the printing and mailing of all periodic reports, Contracts Prospectuses, Statements of Additional Information, and notices to current and prospective Contract Owners required by any Federal or state insurance law other than those paid for by the Trust.

     4.8. No piece of advertising or sales literature or other promotional material in which the Trust is named shall be used, except with the prior written consent of the Trust. Any such piece shall be furnished to the Trust for such consent prior to its use. The Trust shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust. The Trust may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. The Trust may delegate its rights and responsibilities under this provision to the Investment Adviser. However, should the Trust or its delegate revoke such consent, it agrees to reimburse the Company for all costs of producing, printing and filing of such material incurred prior to notification that consent has been revoked.

     4.9. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust other than the information or representations contained in the Trust Registration Statement or Trust Prospectus or in reports or

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proxy statements for the Trust which are in the public domain or approved in writing by the Trust for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with Section 4.8 of this Agreement, except with the prior written consent of the Trust.

     4.10. The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus or in reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in writing by the Company, except with the prior written consent of the Company.

     4.11. Each party shall provide to the other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities.

     4.12. Each party shall provide to the other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

     4.13. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

     4.14. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

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     4.15.  The Trust agrees to provide the Company within ten (10) days after the end of each month (i) performance information consisting of (x) the total return of each Series then listed in Schedule 3 hereto through the end of that month, and (y) the average annual total return of each such Series for the one-, five-, and ten-year periods ended as of the most recent calendar quarter, or the life of such Series, if shorter, in each case calculated in accordance with the methods of calculation described in the Trust Prospectus; (ii) a listing of the 10 portfolio companies in which each such Series had its largest investments at the end of that month; and (iii) a summary of the allocation of each such Series' investments among industry groups.

ARTICLE V.     Voting of Trust Shares

     With respect to any matter put to vote by the holders of Trust shares or Series shares ("Voting Shares"), the Company shall:

          (a) solicit voting instructions from Contract Owners to which Voting Shares are attributable;

          (b) vote Voting Shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

          (c) unless permitted under applicable law, vote Voting Shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as Voting Shares of such Series for which instructions have been timely received; and

          (d) unless permitted under applicable law, vote Voting Shares of each Series held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series for which instructions have been timely received.

     The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above.

ARTICLE VI.    Compliance with Code

     6.1. The Trust undertakes to comply with Section 817(h) of the Code, and all regulations issued thereunder.

     6.2. The Trust undertakes to maintain its qualification as a registered investment company (under Subchapter M or any successor or similar provision), and undertakes to notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

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     6.3.  The Company undertakes to maintain the treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     6.4. The Trust undertakes to provide the Company within fifteen (15) days after the end of each calendar quarter a letter from an appropriate Trust officer certifying to the continued accuracy of the Trust's representations in sections 6.1 and 6.2 of this Agreement with respect to any Series then listed on
Schedule 3 to this Agreement, and providing a detailed listing of the individual securities and other assets, if any, held by each such Series as of the end of such calendar quarter.

ARTICLE VII.   Potential Conflicts

     The parties to this Agreement acknowledge that the Trust may file an application with the SEC to request an order granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies, as well as by Qualified Entities. Any conditions or undertakings that may be imposed on the Company and the Trust by virtue of such order shall be incorporated herein by this reference, as of the date such order is granted, as though set forth herein in full, and the parties to this Agreement shall comply with such conditions and undertakings to the extent applicable to each such party. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings imposed by virtue of such order and incorporated by reference herein on the parties to such agreement.

ARTICLE VIII.  Indemnification
               ---------------

     8.1. The Company shall indemnify and hold harmless the Trust and each person who controls or is associated with the Trust within the meaning of such terms under the federal securities laws (but not any Participating Insurance Companies or Qualified Entities) and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to

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     any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Trust for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of the Company; or

          (c) arise out of or are based upon any wrongful conduct of the Company or persons under its control (or subject to its authorization or supervision) with respect to the sale or distribution of the Contracts or Trust shares; or

          (d) arise as a result of any failure by the Company to perform its obligations under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the undertaking specified in Article VI of this Agreement, unless such failure is a result of the Trust's material breach of this Agreement); or

          (e) arise out of any material breach by the Company of this Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Trust shares on a timely basis in accordance with the procedures set forth in Article II.

This indemnification will be in addition to any liability that the Company may otherwise have; provided, however, that no person otherwise entitled to indemnification pursuant to this Section 8.1 shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     8.2. The Trust shall indemnify and hold harmless the Company and each person who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing); or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust to the Company; or

          (c) arise out of or are based upon wrongful conduct of the Trust with respect to the sale of Trust shares; or

          (d) arise as a result of any failure by the Trust to perform its obligations under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the undertakings specified in Article VI of this Agreement, unless such failure is a result of the Company's material breach of this Agreement); or

          (e) arise out of any material breach by the Trust of this Agreement.

This indemnification will be in addition to any liability that the Trust may otherwise have; provided, however, that no person otherwise entitled to indemnification pursuant to this Section 8.2 shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     8.3. After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX.         Applicable Law
                    --------------

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws.

     9.2. This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X.     Termination
               -----------

     10.1 This Agreement shall not terminate until the Trust is dissolved, liquidated, or merged into another entity, or, as to any Series of the Trust, an Account no longer invests in that Series. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3.

     10.2  The obligation of the Trust to sell shares to the Company pursuant to
Article II of this Agreement shall terminate at the option of the Trust:

          (a) upon six months' notice to the Company;

          (b) upon 30 days' notice to the Company:

               (1) upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Trust's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder;

               (2) in the event any of the Contracts are not registered, issued or sold in accordance with applicable Federal and/or state law;

               (3) if the Contracts cease to qualify as annuity contracts under the Code, or if the Trust reasonably believes that the Contracts may fail to so qualify;

               (4) if the Trust shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust;

               (5) upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto; or

               (6) upon termination pursuant to Section 10.1 or notice from the Company pursuant to Section 10.3.

     In exercising its option to terminate its obligation to sell Shares to the Company, the Trust shall continue to make its shares available to the extent required by applicable law and may elect to continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The Trust shall promptly notify the Company whether the Trust is electing to make Trust shares so available after termination.

     10.3. The restrictions on the Company under Section 2.7 of this Agreement shall terminate at the option of the Company:

               (a) upon six months' notice to the Trust;

          (b) upon 30 days' notice to the Trust:

               (1) if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by the Company, and the Trust, after receiving written notice from the Company of such non-availability, fails to make available a sufficient number of Trust shares to meet the requirements of the Contracts within 5 days after receipt thereof;

               (2) upon institution of formal proceedings against the Trust by the NASD, the SEC or any state securities or insurance commission or any other regulatory body;

               (3) if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes based on an opinion of counsel satisfactory to the Trust that the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure;

               (4) if the Trust fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

               (5) if the Trust informs the Company pursuant to Section 4.6 that the Trust will not comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations.

     10.4.  This Article X shall not apply to any termination made pursuant to
Article VII or any conditions or undertakings incorporated by reference in
Article VII, and the effect of such Article VII termination shall be governed by the provisions set forth or incorporated by reference therein.

ARTICLE XI.    Applicability to New Accounts and New Contracts

     The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts or Series, or additions of new classes of Contracts to be issued by the Company through separate accounts investing in the Trust. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.

ARTICLE XII.   Non-Liability of Trustees and Shareholders

     Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or applicable Series thereof) and shall not be binding upon any trustee, officer, employee, agent or shareholder of the Trust. Neither the authorization of any action by the Trust Board or shareholders of the Trust, nor the execution of this Agreement on behalf of the Trust, shall impose any liability upon any trustee, officer, or shareholder of the Trust.

ARTICLE XIII.  Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust:

               Name:  Merrillyn J. Kosier
               Title: Vice President
               Wanger Advisors Trust
               227 West Monroe Street, Suite 3000
               Chicago, Illinois 60606

     If to the Company:

               Name:  Gregory Clarke
               Title:  Vice President
               SAFECO Life Insurance Company
               P. O. Box 34690
               Seattle, Washington 98124-1690

ARTICLE XIV.   Miscellaneous

     14.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     14.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     14.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                       SAFECO LIFE INSURANCE COMPANY
                                       (Company)

Date:   September 30, 1995

                                       By:     /s/ Gregory Clarke
                                       Name:   Gregory Clarke
                                       Title:  Vice President


                                       WANGER ADVISORS TRUST
                                       (Trust)

Date:   September 27, 1995

                                       By:     /s/ Ralph Wanger
                                       Name:   Ralph Wanger
                                       Title:  President

                                  Schedule 1

                            Accounts of the Company
                            Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts are subject to the Agreement:

===============================================================================
 Name of Account and               Date          SEC 1940 Act        Type of
 Subaccounts                  Established by     Registration        Product
                                 Board of           Number         Supported by
                               Directors of                          Account
                               the Company
===============================================================================

SAFECO Life Insurance
Company Separate
Account C                         9/14/93           811-8052         Variable
                                                                     Annuity

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


Effective as of _____________, the following separate accounts are hereby added to this Schedule 1 and made subject to the Agreement:



================================================================================
Name of Account and                Date          SEC 1940 Act        Type of
 Subaccounts                  Established by     Registration        Product
                                 Board of           Number         Supported by
                               Directors of                          Account
                               the Company
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 1 in accordance with Article XI of the Agreement.

/s/ Ralph Wanger                                /s/ Gregory Clarke
Wanger Advisors Trust                           SAFECO Life Insurance Company

                                  Schedule 2

                             Classes of Contracts
                        Supported by Separate Accounts
                             Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

===============================================================================
  Contract Marketing Name    SEC 1933 Act Registration   Name of Supporting
                                       Number                 Account
===============================================================================
                                                          SAFECO Life Insurance
                                                            Company Separate
        MainSail                    33-60331                    Account C
------------------------------------------------------------------------------

------------------------------------------------------------------------------

==============================================================================

Effective as of _______, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:


==============================================================================
  Contract Marketing Name    SEC 1933 Act Registration     Name of Supporting
                                       Number                    Account
==============================================================================

------------------------------------------------------------------------------

------------------------------------------------------------------------------

==============================================================================

IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

/s/ Ralph Wanger                                /s/ Gregory Clarke
Wanger Advisors Trust                           SAFECO Life Insurance Company

                                  Schedule 3

                         Trust Series Available Under
                            Each Class of Contracts

Effective as of the date the Agreement was executed, the following Trust Series are available under the Contracts:

           ================================================================
           Contract Marketing Name                      Trust Series
           ================================================================
               MainSail                            Wanger U.S. Small Cap
                                                         Advisor
           ----------------------------------------------------------------

           ----------------------------------------------------------------

           ================================================================

Effective as of __________________, this Schedule 3 is hereby amended to reflect the following changes in Trust Series:



           ================================================================
           Contract Marketing Name                      Trust Series
           ================================================================

           ----------------------------------------------------------------

           ----------------------------------------------------------------

           ================================================================

IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 3 in accordance with Article XI of the Agreement.

/s/ Ralph Wanger                            /s/ Gregory Clarke
Wanger Advisors Trust                       SAFECO Life Insurance Company

                                  Schedule 4

                            Investment Restrictions
                            Applicable to the Trust

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Trust:



                                     None.



Effective as of ___________________, 199____, this Schedule 4 is hereby amended to reflect the following changes:






IN WITNESS WHEREOF, the Trust and the Company hereby amend this Schedule 4 in accordance with Article XI of the Agreement.


/s/ Ralph Wanger                            /s/ Gregory Clarke
Wanger Advisors Trust                       SAFECO Life Insurance Company

                AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT


     THIS AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT ("Amendment No. 1"), made and entered into this 18th day of December, 1996, supplementing and amending the Participation Agreement made and entered into the 27th day of September, 1995 (the "Original Participation Agreement," and together with this First Supplemental Amendment to Participation Agreement, the "Agreement") by and between WANGER ADVISORS TRUST, an unincorporated business trust formed under the laws of Massachusetts (the "Trust"), and SAFECO LIFE INSURANCE COMPANY, a Washington life insurance company (the "Company"), on its own behalf of each separate account of the Company identified in the Agreement.

     WHEREAS, the Trust currently serves as an investment vehicle for certain accounts of the Company pursuant to the Original Participation Agreement; and

     WHEREAS, the Trust has applied for an order from the Securities and Exchange Commission (the "SEC") (File No. 812-10198), granting Participating Insurance Companies (as defined in the Original Participation Agreement) and variable annuity and variable life separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act (as defined in the Original Participation Agreement) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust and each Series thereof to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans outside of the separate account context (the "Exemptive Order"); and

     WHEREAS, the Company and the Trust have agreed to hereby supplement and amend the Original Participation Agreement in order to reflect the conditions and undertakings that are expected to be imposed on the Company and the Trust by virtue of such Exemptive Order;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Company agree as follows:

SECTION 1.  Definitions

     For all purposes of this Amendment No. 1, except as otherwise expressly provided or unless the context otherwise requires:

     (1) All references in this Amendment No. 1 and the Original Participation Agreement to designated "Articles" and other subdivisions are to the designated Articles and other subdivisions of the Original Participation Agreement. The words "herein," "hereof," "hereto," "hereby" and "hereunder" and other words of similar import refer to this Amendment No. 1 as a whole and not to any particular "Section" or other subdivision.

     (2) All terms used herein and not otherwise defined shall have the same meanings as those given to such terms in the Original Participation Agreement, and include the plural as well as the singular, and the Original Participation Agreement is hereby amended to include any terms defined herein.

     (3) Any references to the "Agreement" in the Original Participation Agreement are hereby amended to include, collectively, the Original Participation Agreement and this Amendment No. 1.

SECTION 2.  Amendment to Article VII

     Article VII of the Original Participation Agreement is hereby amended to read as follows:

"ARTICLE VII.  Potential Conflicts and Compliance With
                       Exemptive Order

          7.1 The Trust Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract Owners of all Participating Accounts and of Qualified Participants investing in the Trust and each Series thereof. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners; or (g) if applicable, a decision by a Qualified Entity to disregard the voting instructions of Qualified Participants. The Trust Board shall promptly inform the Company in writing if it determines that a material irreconcilable conflict exists and the implications thereof.

          7.2 The Company shall report any potential or existing conflicts to the Trust Board. The Company will be responsible for assisting the Trust Board in carrying out its responsibilities by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by the Company to inform the Trust Board whenever it has determined to disregard Contract Owner voting instructions. Such responsibilities shall be carried out by the Participants with a view only to the interests of Contract Owners.

          7.3 If it is determined by a majority of the Trust Board, or a majority of the members of the Trust Board who are not interested persons of the Trust, the Investment Adviser or any sub-adviser to any of the Series (the "Independent Trustees"), that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Series and reinvesting such assets in a different investment medium, which may include another Series of the Trust, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract Owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

          7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement and no charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Investment Adviser and the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

          7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six months after the Trust Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict. Until the end of the foregoing six month period, the Investment Adviser and the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

          7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust or the Investment Adviser be required to establish a new funding medium for the Contracts. The Company shall not be required by
     Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract Owners materially adversely affected by the material irreconcilable conflict. In the event that the Trust Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust Board informs the Company in writing of the foregoing determination.

          7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Article V and Sections 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

          7.8 The Company shall at least annually submit to the Trust Board such reports, materials or data as the Trust Board may reasonably request so that the Trust Board may fully carry out its obligations under the Exemptive Order; provided, however, that the Board may require the submission of such reports on data on a more frequent basis if it so deems appropriate.

          7.9 The Company, or any affiliate, will maintain at its home office, available to the SEC, (a) a list of its officers, directors and employees who participate directly in the management of administration of any Account and/or (b) a list of its agents who, as registered representatives, offer and sell contracts."

SECTION 3.  Schedules
            ---------

     Schedules 1, 2 and 3 to the Original Participation Agreement are hereby amended to read as Schedules 1, 2 and 3 to this Amendment No. 1, respectively.

SECTION 4.  Miscellaneous
            -------------

     4.1 The captions in this Amendment No. 1 are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2 This Amendment No. 1 may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     4.3 If any provision of this Amendment No. 1 shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and behalf by its duly authorized office on the date specified below.

                                     SAFECO LIFE INSURANCE
                                     COMPANY
                                       (Company)


Date: January 27, 1997               By: /s/ Gregory Clarke
                                     Name: Gregory Clarke
                                     Title: Vice President

                                     WANGER ADVISORS TRUST
                                       (Trust)


Date: January 17, 1997               By: /s/ Charles P. McQuaid
                                     Name:   Charles P. McQuaid
                                     Title:  Senior Vice President